UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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☒	Soliciting Material Pursuant to §240.14a-12

ALCENTRA CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

Stilwell Value Partners VII, L.P.

Stilwell Activist Fund, L.P.

Stilwell Activist Investments, L.P.

Stilwell Associates, L.P.

Stilwell Value LLC

Joseph Stilwell

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 On April 16, 2019, Joseph Stilwell and affiliated entities issued a press release relating to Alcentra Capital Corporation, a copy of which is filed herewith.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY THE GROUP AND OTHER PARTICIPANTS FROM THE STOCKHOLDERS OF ALCENTRA CAPITAL CORPORATION FOR USE AT ITS 2019 ANNUAL MEETING OF STOCKHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF ALCENTRA CAPITAL CORPORATION AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTPS://WWW.SEC.GOV.

The Stilwell Group Mails Letter To Shareholders Of Alcentra Capital Corporation

NEW YORK, April 16, 2019 /PRNewswire/ -- The Stilwell Group, the largest shareholder of Alcentra Capital Corporation (the "Company")(NASDAQ: ABDC), today announced that it has mailed a letter to its fellow owners of the Company.

The full letter to shareholders is set forth below and the accompanying slides referenced in the letter are available for viewing at http://www.okapivote.com/alcentra.

April 15, 2019

Dear Fellow ABDC Owner,

We are the largest shareholder of the Company. We have nominated two directors for election at the 2019 Annual Meeting of Shareholders.

We believe the Company should be sold to the highest bidder or liquidated. The accompanying slides explain our position.

Sincerely,

Megan Parisi
917-881-8076
mparisi@stilwellgroup.com

Enclosure

Investor Contact:

The Stilwell Group
Megan Parisi
(917) 881-8076
mparisi@stilwellgroup.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Stilwell Activist Investments, L.P. and Stilwell Value Partners VII, L.P., together with the other participants named herein (collectively, "Stilwell"), intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of their slate of director nominees at the 2019 annual meeting of stockholders of Alcentra Capital Corporation, a Maryland corporation (the "Company").

STILWELL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are Stilwell Activist Investments, L.P. ("Stilwell Activist Investments"), Stilwell Value Partners VII, L.P. ("Stilwell Value Partners VII"), Stilwell Activist Fund, L.P. ("Stilwell Activist Fund"), Stilwell Associates, L.P. ("Stilwell Associates"), Stilwell Value LLC ("Stilwell Value LLC"), Joseph Stilwell, Corissa B. Porcelli, Michelle D. Bergman and Kerry G. Campbell.

As of the date hereof, Stilwell Activist Investments directly owns 402,367 shares of Common Stock, par value $0.001, of the Company (the "Common Stock"). As of the date hereof, Stilwell Value Partners VII directly owns 344,285 shares of Common Stock. As of the date hereof, Stilwell Activist Fund directly owns 204,840 shares of Common Stock. As of the date hereof, Stilwell Associates directly owns 150,000 shares of Common Stock. Stilwell Value LLC, as the general partner of each of Stilwell Activist Investments, Stilwell Value Partners VII, Stilwell Activist Fund, and Stilwell Associates, may be deemed the beneficial owner of the 1,101,491 shares of Common Stock owned directly by Stilwell Activist Investments, Stilwell Value Partners VII, Stilwell Activist Fund, and Stilwell Associates. Mr. Stilwell, as the managing member and owner of Stilwell Value LLC, may be deemed the beneficial owner of the 1,101,491 shares of Common Stock owned directly by Stilwell Activist Investments, Stilwell Value Partners VII, Stilwell Activist Fund, and Stilwell Associates.

Stilwell Activist Investments has entered into certain cash-settled total return swap agreements that constitute economic exposure to an aggregate of 269,873 notional shares of Common Stock.

As of the date hereof, Ms. Porcelli, Ms. Bergman, and Mr. Campbell do not own any shares of Common Stock.